Exhibit 3.1
Execution Copy
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
DUNCAN ENERGY PARTNERS L. P.

TABLE OF CONTENTS
Page

ARTICLE I
Definitions

1.1	Definitions	1
1.2	Construction	1

ARTICLE II
Organization

2.1	Formation	2
2.2	Name	2
2.3	Registered Office; Registered Agent; Principal Office; Other Offices	2
2.4	Purpose and Business	2
2.5	Powers	2
2.6	Power of Attorney	2
2.7	Term	3
2.8	Title to Partnership Assets	3
2.9	Certain Undertakings Relating to the Separateness of the Partnership	4

ARTICLE III
Rights of Limited Partners

3.1	Limitation of Liability	6
3.2	Management of Business	6
3.3	Outside Activities of the Limited Partners	6
3.4	Rights of Limited Partners	6

ARTICLE IV
Certificates; Record Holders; Transfer of Partnership Interests;
Redemption of Partnership Interests

4.1	Certificates	7
4.2	Mutilated, Destroyed, Lost or Stolen Certificates	7
4.3	Record Holders	7
4.4	Transfer Generally	8
4.5	Registration and Transfer of Limited Partner Interests	8
4.6	Transfer of General Partner Interest	9
4.7	Restrictions on Transfers	9
4.8	Citizenship Certificates; Non-citizen Assignees	10
4.9	Redemption of Partnership Interests of Non-citizen Assignees	11

ARTICLE V
Capital Contributions and Issuance of Partnership Interests

5.1	Prior Contributions	12
5.2	Contributions by the General Partner and its Affiliates	12
5.3	Contributions by the Underwriters and Redemption of Common Units if Over-Allotment Option is Exercised	12
5.4	Interest and Withdrawal	13
5.5	Capital Accounts	13
5.6	Issuances of Additional Partnership Securities	15
5.7	Limited Preemptive Right	16
5.8	Splits and Combinations	16
5.9	Fully Paid and Non-Assessable Nature of Limited Partner Interests	16

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ARTICLE VI
Allocations and Distributions

6.1	Allocations for Capital Account Purposes	16
6.2	Allocations for Tax Purposes	19
6.3	Requirement and Characterization of Distributions; Distributions to Record Holders	21

ARTICLE VII
Management and Operation of Business

7.1	Management	22
7.2	Certificate of Limited Partnership	23
7.3	Restrictions on General Partner’s Authority	24
7.4	Reimbursement of the General Partner	24
7.5	Outside Activities	25
7.6	Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.	25
7.7	Indemnification	27
7.8	Liability of Indemnitees	28
7.9	Resolution of Conflicts of Interest; Standard of Conduct and Modification of Duties	28
7.10	Other Matters Concerning the General Partner	30
7.11	Purchase or Sale of Partnership Securities	30
7.12	Registration Rights of the General Partner and its Affiliates	30
7.13	Reliance by Third Parties	33

ARTICLE VIII
Books, Records, Accounting and Reports

8.1	Records and Accounting	33
8.2	Fiscal Year	34
8.3	Reports	34

ARTICLE IX
Tax Matters

9.1	Tax Returns and Information	34
9.2	Tax Elections	34
9.3	Tax Controversies	35
9.4	Withholding	35

ARTICLE X
Admission of Partners

10.1	Admission of Limited Partners	35
10.2	Admission of Successor General Partner	35
10.3	Amendment of Agreement and Certificate of Limited Partnership	36

ARTICLE XI
Withdrawal or Removal of Partners

11.1	Withdrawal of the General Partner	36
11.2	Removal of the General Partner	37
11.3	Interest of Departing General Partner and Successor General Partner	37
11.4	Withdrawal of Limited Partners	39

ARTICLE XII
Dissolution and Liquidation

12.1	Dissolution	39
12.2	Continuation of the Business of the Partnership After Dissolution	39
12.3	Liquidator	40
12.4	Liquidation	40
12.5	Cancellation of Certificate of Limited Partnership	41
12.6	Return of Contributions	41

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12.7	Waiver of Partition	41
12.8	Capital Account Restoration	41
12.9	Certain Prohibited Acts	41

ARTICLE XIII
Amendment of Partnership Agreement; Meetings; Record Date

13.1	Amendments to be Adopted Solely by the General Partner	41
13.2	Amendment Procedures	42
13.3	Amendment Requirements	43
13.4	Special Meetings	44
13.5	Notice of a Meeting	44
13.6	Record Date	44
13.7	Adjournment	44
13.8	Waiver of Notice	44
13.9	Quorum	44
13.10	Conduct of a Meeting	45
13.11	Action Without a Meeting	45
13.12	Voting and Other Rights	45

ARTICLE XIV
Merger, Consolidation or Conversion

14.1	Authority	46
14.2	Procedure for Merger, Consolidation or Conversion	46
14.3	Approval by Limited Partners	48
14.4	Certificate of Merger	49
14.5	Effect of Merger, Consolidation or Conversion	49
14.6	Amendment of Partnership Agreement	50

ARTICLE XV
Right to Acquire Limited Partner Interests

15.1	Right to Acquire Limited Partner Interests	50

ARTICLE XVI
General Provisions

16.1	Addresses and Notices	52
16.2	Further Action	52
16.3	Binding Effect	52
16.4	Integration	52
16.5	Creditors	52
16.6	Waiver	52
16.7	Counterparts	52
16.8	Applicable Law	52
16.9	Invalidity of Provisions	52
16.10	Consent of Partners	52

Attachment I—Defined Terms

iii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF DUNCAN ENERGY PARTNERS L.P.
     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DUNCAN ENERGY PARTNERS L.P. dated effective as of February 5, 2007, is entered into by and among DEP Holdings, LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
     1.1 Definitions. The definitions listed on Attachment I shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
     1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.
ARTICLE II
Organization

     2.1 Formation. The Partnership has been previously formed as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby amend and restate in its entirety the Agreement of Limited Partnership of Duncan Energy Partners L.P., dated as of September 29, 2006. Subject to the provisions of this Agreement, the General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.
     2.2 Name. The name of the Partnership shall be “Duncan Energy Partners L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
     2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 1100 Louisiana Street, 10th Floor, Houston, Texas 77002 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
     2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (a) to engage directly in, or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) to do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to any Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly in any business activity that the General Partner determines would cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby (including the Administrative Services Agreement) or under the Delaware Act or any other law, rule or regulation or at equity.
     2.5 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.
     2.6 Power of Attorney.
     (a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

     (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and
     (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.
Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.
     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.
     2.7 Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
     2.8 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more third party nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more third party nominees shall be held by the General Partner or such third party nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer to the Partnership of record title to all Partnership assets held by the General Partner, and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.
     2.9 Certain Undertakings Relating to the Separateness of the Partnership.
     (a) Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person, other than the General Partner and the Partnership Group, in accordance with this Section 2.9.
     (b) Separate Records. The Partnership shall (i) maintain its books and records and its accounts separate from those of any other Person, other than the General Partner and the Partnership Group, (ii) maintain its financial records, which will be used by it in its ordinary course of business, showing its assets and liabilities separate and apart from those of any other Person, other than the General Partner and the Partnership’s consolidated Subsidiaries, (iii) not have its assets and/or liabilities included in a consolidated financial statement of any Affiliate of the General Partner unless the General Partner shall cause appropriate notation to be made on such Affiliate’s consolidated financial statements to indicate the separateness of the Partnership and the General Partner and their assets and liabilities from such Affiliate and the assets and liabilities of such Affiliate, and to indicate that the assets and liabilities of the Partnership and the General Partner are not available to satisfy the debts and other obligations of such Affiliate, and (iv) file its own tax returns separate from those of any other Person, except to the extent that the Partnership is treated as a “disregarded entity” for tax purposes or is not otherwise required to file tax returns under applicable law or is required under applicable law to file a tax return which is consolidated with another Person.
     (c) Separate Assets. The Partnership shall not commingle or pool its funds or other assets with those of any other Person, except its consolidated Subsidiaries and the General Partner, and shall maintain its assets in a manner that is not costly or difficult to segregate, ascertain or otherwise identify as separate from those of any other Person.
     (d) Separate Name. The Partnership shall (i) conduct its business in its own name or in the names of one or more of its Subsidiaries or the General Partner, (ii) use separate stationery, invoices, and checks, (iii) correct any known misunderstanding regarding its separate identity, and (iv) generally hold itself out as an entity separate from any other Person, other than the General Partner and the Partnership’s Subsidiaries.
     (e) Separate Credit. The Partnership (i) shall pay its obligations and liabilities from its own funds (whether on hand or borrowed), (ii) shall maintain adequate capital in light of its business operations, (iii) shall not pledge its assets for the benefit of any other Person or guarantee or become obligated for the debts of any other Person, except its Subsidiaries, (iv) shall not hold out its credit as being available to satisfy the obligations or liabilities of any other Person, except its Subsidiaries, (v) shall not acquire obligations or debt securities (other than those assumed and paid off on the Closing Date pursuant to the Contribution Agreement) of EPCO or its Affiliates (other than the members of the Partnership Group) including the MLP, the MLP General Partner or their subsidiaries or TEPPCO, the TEPPCO General Partner or their subsidiaries, (vi) shall not make loans, advances or capital contributions to any Person, except its Subsidiaries, and (vii) shall use its commercially reasonable efforts to cause the operative documents under which the Partnership or any of its Subsidiaries borrows money, is an issuer of debt securities, or guarantees any such borrowing or issuance, to contain provisions to the effect that (A) the lenders or purchasers of debt securities, respectively, acknowledge that they have advanced funds or purchased debt securities, respectively, in reliance upon the separateness of the Partnership and the General Partner from each other and from any other Person, including any Affiliate of the General Partner and (B) the Partnership and the General Partner have assets and liabilities that are separate from those of other Persons, including any Affiliate of the General Partner; provided, that, the Partnership may engage in any transaction described in clauses (v) or (vi) of this Section 2.9(e) if prior Special Approval has been obtained for such transaction and either (y) the Audit and Conflicts Committee has determined (by Special Approval) that the borrower or recipient of the credit support is not then insolvent and will not be rendered insolvent as a result of such transaction or (z) in the case of transactions described in clause (v), such transaction is completed through a public auction or a National Securities Exchange.
     (f) Separate Formalities. The Partnership shall (i) observe all partnership formalities and other formalities required by its organizational documents, the laws of the jurisdiction of its formation, or other laws, rules, regulations and orders of governmental authorities exercising jurisdiction over it, (ii) engage in transactions with EPCO and its Affiliates (other than the General Partner or the members of the Partnership Group) or the MLP, the MLP General Partner or their subsidiaries or TEPPCO, the TEPPCO General Partner or their subsidiaries in conformity with the requirements of Section 7.9, and (iii) subject to the terms of the Administrative Services Agreement, promptly pay, from its own funds, and on a current basis, a fair and reasonable share of general and administrative expenses, capital expenditures, and costs for shared services performed by EPCO or Affiliates of EPCO (other than the General Partner or the members of the Partnership Group). Each material contract between the Partnership, the General Partner or a member of the Partnership Group, on the one hand, and EPCO or Affiliates of EPCO (other than the General Partner or the members of the Partnership Group), on the other hand, shall be in writing.
     (g) No Effect. Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities. The General Partner and the Partnership may be consolidated for financial reporting purposes with Enterprise Products Partners L.P. and its subsidiaries; provided, however, that such consolidation shall not affect the status of the Partnership as a separate legal entity with its separate assets and separate liabilities.

ARTICLE III
Rights of Limited Partners
     3.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
     3.2 Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, member, manager, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, manager, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.
     3.3 Outside Activities of the Limited Partners. Subject to the provisions of Section 7.5 and the Administrative Services Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.
     3.4 Rights of Limited Partners.
     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:
     (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;
     (ii) promptly after its becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;
     (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;
     (iv) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;
     (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner; and
     (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.
     (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the business of the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV
Certificates; Record Holders; Transfer of Partnership Interests;
Redemption of Partnership Interests
     4.1 Certificates. Upon the Partnership’s issuance of Common Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Common Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership and (b) upon the request of any Person owning any Partnership Securities, the Partnership shall issue to such Person one or more Certificates evidencing such Partnership Securities. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Units in global form, the Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Units have been duly registered in accordance with the directions of the Partnership.
     4.2 Mutilated, Destroyed, Lost or Stolen Certificates.
     (a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.
     (b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:
     (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;
     (ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
     (iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
     (iv) satisfies any other reasonable requirements imposed by the General Partner.
If a Limited Partner fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
     (c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
     4.3 Record Holders. The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.
     4.4 Transfer Generally.
     (a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.
     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the issued and outstanding equity interests of the General Partner.
     4.5 Registration and Transfer of Limited Partner Interests.
     (a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.
     (b) Except as otherwise provided in Section 4.9, the General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.
     (c) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) Section 4.8, (v) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, (vi) any contractual provisions binding on any Limited Partner and (vii) provisions of applicable law including the Securities Act, Limited Partnership Interests shall be freely transferable.

     4.6 Transfer of General Partner Interest.
     (a) Subject to Section 4.6(c) below, prior to December 31, 2016, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Units (excluding any Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate (other than an individual) of the General Partner or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person (other than an individual).
     (b) Subject to Section 4.6(c) below, on or after December 31, 2016, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.
     (c) Notwithstanding anything contained in this Agreement to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person or replacement of the General Partner pursuant to Section 10.2 shall be permitted unless (i) the transferee or successor (as applicable) agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer or replacement would not result in the loss of limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee or successor (as applicable) also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest or membership interest of the General Partner as the general partner or managing member of each other Group Member, as applicable (but excluding, without limitation for purposes of clarification, any other interest or any interest owned by any other Affiliate controlling or under common control with the General Partner), and (iv) for so long as any Affiliate of Duncan controls the General Partner, the organizational documents of the owner(s) of all the General Partner Interest, together, provide for the establishment of an “Audit and Conflicts Committee” to approve certain matters with respect to the General Partner and the Partnership, the selection of “Independent Directors” as members of such Audit and Conflicts Committee, and the submission of certain matters to the vote of such Audit and Conflicts Committee or to the requirement of Special Approval upon similar terms and conditions as set forth herein or in the limited liability company agreement of the General Partner, as the same exists as of the date of this Agreement so as to provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained. In the case of a transfer or replacement pursuant to and in compliance with this Section 4.6, the transferee or successor (as applicable) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.
     4.7 Restrictions on Transfers.
     (a) Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).
     (b) The General Partner may impose restrictions on the transfer of Partnership Interests if it reviews an Opinion of Counsel that determines that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted for trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Units of such class (or if such class has not been so designated into Units, a majority of the Outstanding Limited Partner Interests of such class).
     (c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.
     (d) Each certificate evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF DUNCAN ENERGY PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF DUNCAN ENERGY PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE DUNCAN ENERGY PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). DEP HOLDINGS, LLC, THE GENERAL PARTNER OF DUNCAN ENERGY PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF DUNCAN ENERGY PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     4.8 Citizenship Certificates; Non-citizen Assignees.
     (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that the General Partner determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines that a Limited Partner is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner may require that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.
     (b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.
     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).
     (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee, and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.
     4.9 Redemption of Partnership Interests of Non-citizen Assignees.
     (a) If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:
     (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.
     (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Partnership Interests of the class to be so redeemed multiplied by the number of Partnership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.
     (iii) Upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or his duly authorized representative shall be entitled to receive the payment therefor.
     (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Partnership Interests.
     (b) The provisions of this Section 4.9 shall also be applicable to Partnership Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.
     (c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Partnership Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Partnership Interest certifies to the satisfaction of the General Partner in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.
ARTICLE V
Capital Contributions and Issuance of Partnership Interests
     5.1 Prior Contributions In connection with the formation of the Partnership, the General Partner made certain Capital Contributions to the Partnership in exchange for a 2.0% General Partner interest in the Partnership and was admitted as the General Partner of the Partnership, and Enterprise OLP made certain Capital Contributions to the Partnership in exchange for a 98.0% Limited Partner Interest in the Partnership and was admitted as a Limited Partner of the Partnership. As of the Closing Date, the interest of the Organizational Limited Partner shall be redeemed as provided in the Contribution Agreement, and the initial Capital Contribution of the Organizational Limited Partner shall be refunded. Ninety-eight percent of any interest or other profit that may have resulted from the investment or other use of such Initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner.
     5.2 Contributions by the General Partner and its Affiliates.
     (a) On the Closing Date and pursuant to the Contribution Agreement:
     (i) the General Partner shall contribute to the Partnership, as a Capital Contribution, all of its ownership interests in the Initial Operating Subsidiaries in exchange for a continuation of its 2% General Partner Interest (representing 414,318 initial General Partner Units), subject to all of the rights, privileges and duties of the General Partner under this Agreement, in accordance with the Contribution Agreement; and
     (ii) Enterprise OLP shall contribute to the Partnership, as a Capital Contribution, ownership interests in the Initial Operating Subsidiaries (representing 66% of the aggregate ownership interests in the Initial Operating Subsidiaries less the percentage of such ownership interests being contributed by the General Partner and its Affiliates in accordance with Section 5.2(a)(i), in exchange for (A) 7,301,571 Common Units and (B) the right to receive approximately $421.1 million as reimbursement for certain capital expenditures together with additional cash for the contributed assets in accordance with the Contribution Agreement.
     (b) Upon the issuance of any additional Limited Partner Interests by the Partnership (other than the Common Units issued in the Initial Offering and the Common Units issued pursuant to the Over-Allotment Option), the General Partner may, in exchange for a proportionate number of General Partner Units, make, but is not obligated to make, a contribution in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest by (B) 100 less the General Partner’s Percentage Interest times (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. Except as set forth in Sections 11.3(c) and 12.2(ii), the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.
     5.3 Contributions by the Underwriters and Redemption of Common Units if Over-Allotment Option is Exercised.
     (a) On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Issue Price per Initial Common Unit at the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue Common Units to each Underwriter on whose behalf such Capital Contribution is made in an amount equal to the quotient obtained by dividing (i) such cash contribution to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit.

     (b) Upon the exercise of the Over-Allotment Option, each Underwriter shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units to be purchased by such Underwriter at the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the quotient obtained by dividing (i) the cash contributions to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit. If the Underwriters exercise their Over-Allotment Option, the Partnership shall use the net proceeds (after deducting underwriting discounts and commissions) from such exercise to redeem from Enterprise OLP a number of Common Units equal to the number of Common Units issued upon exercise of the Over-Allotment Option.
     (c) Upon the issuance of Common Units to the Underwriters as provided in this Section 5.3, each such Underwriter shall be deemed admitted as a Limited Partner with respect to the Common Units acquired by it. Upon the further transfer of Common Units to Persons acquiring the same from the Underwriters as contemplated by the Underwriting Agreement, such transferees will be admitted as a successor Limited Partners as contemplated by Section 10.1.
     5.4 Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.
     5.5 Capital Accounts.
     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (A) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (B) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.
     (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
     (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity or arrangement that is classified as a partnership for federal income tax purposes, of which a Group Member is, directly or indirectly, a partner.

     (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.
     (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
     (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.
     (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any method that the General Partner may adopt.
     (vi) If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.
     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
     (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner’s Purchased Interest to Common Units pursuant to Section 11.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.
     (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed contribution and/or distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
     5.6 Issuances of Additional Partnership Securities.
     (a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.
     (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.
     (c) The General Partner is hereby authorized and directed to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, (iii) the admission of additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted for trading.
     (d) No fractional Units shall be issued by the Partnership.
     5.7 Limited Preemptive Right. Except as provided in this Section 5.7 and in Section 5.2, and except as may be provided as part of the terms of additional Partnership Securities issued pursuant to Section 5.6, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests (other than the General Partner Interest) of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.
     5.8 Splits and Combinations.
     (a) Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.
     (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
     (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.6(d) and this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).
     5.9 Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.
ARTICLE VI
Allocations and Distributions
     6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction

(computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.
     (a) Net Income and Net Loss.
     (i) Net Income. After giving effect to the special allocations set forth in Section 6.1(c), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests.
     (ii) Net Losses. After giving effect to the special allocations set forth in Section 6.1(c), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(a) to the extent that such allocation would cause any Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account), instead any such Net Losses shall be allocated to Partners with positive Adjusted Capital Accounts in accordance with their Percentage Interests until such positive Adjusted Capital Accounts are reduced to zero, and thereafter to the General Partner.
     (b) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(c), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(b) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.3 have been made; provided, however, that solely for purposes of this Section 6.1(b), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.
     (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):
     A. First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and
     B. Second, 100% to all Partners in accordance with their Percentage Interests.
     (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:
     A. First, 100% to all Partners in accordance with their Percentage Interests, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and
     B. Second, the balance, if any, 100% to the General Partner.
     (c) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:

     (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(c)(v) and 6.1(c)(vi)). This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
     (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(c), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i) and other than an allocation pursuant to Sections 6.1(c)(v) and 6.1(c)(vi), with respect to such taxable period. This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
     (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(c)(i) or (ii).
     (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement.
     (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
     (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.
     (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.
     (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
     (ix) Curative Allocation.
     A. Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(c)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(c)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.
     B. The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(c)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.
     6.2 Allocations for Tax Purposes.
     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:
               (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.
               (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.
               (iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities, except as otherwise determined by the General Partner with respect to goodwill.
     (c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (A) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (B) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.
     (d) The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6), Treasury Regulation Section 1.197-2(g)(3), the legislative history of Section 743 of the Code or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.
     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such

Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
     (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest, shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the principal National Securities Exchange on which the Units are then traded on the first Business Day of each month; provided, however, that such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date or the expiration of the Over-Allotment Option occurs shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Units are then traded on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the National Securities Exchange on which the Units are then traded on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
     (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.
     6.3 Requirement and Characterization of Distributions; Distributions to Record Holders.
     (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 2007, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners in accordance with their respective Percentage Interests as of the Record Date selected by the General Partner. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.
     (b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
     (c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.
     (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII
Management and Operation of Business
     7.1 Management.
     (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 2.9, 7.3 and 12.9, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:
     (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;
     (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
     (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);
     (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of other Group Members and the making of capital contributions to any Group Member;
     (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);
     (vi) the distribution of Partnership cash;
     (vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
     (viii) the maintenance of such insurance for the benefit of the Partnership Group, the Partners and the Indemnitees as it deems necessary or appropriate (if such insurance is not maintained pursuant to the Administrative Services Agreement);
     (ix) the formation of, or acquisition of an interest in, and the contribution of cash or property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of cash or property to, the Operating Partnership from time to time) subject to the restrictions set forth in Sections 2.4 and 2.9;
     (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
     (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
     (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);
     (xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of options, rights, warrants and appreciation rights relating to Partnership Securities;
     (xiv) the undertaking of any action in connection with the Partnership’s ownership or operation of any Group Member, including exercising on behalf and for the benefit of the Partnership, the Partnership’s rights as the sole member of the Operating General Partner; and
     (xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership, including the Administrative Services Agreement and any amendments thereto.
     (b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Contribution Agreement, the Administrative Services Agreement, any Group Member Agreement of any other Group Member and the other agreements described in or filed as a part of the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.
     7.2 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the

Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.
     7.3 Restrictions on General Partner’s Authority. Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of, or approve on behalf of the Partnership the sale, exchange or other disposition of, all or substantially all of the assets of the Partnership Group, taken as a whole, or interests owned directly or indirectly by the Partnership, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination or sale of ownership interests of the Partnership’s Subsidiaries), without the approval of holders of a majority of Outstanding Units and Special Approval; provided however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of Outstanding Units, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.
     7.4 Reimbursement of the General Partner.
     (a) Except as provided in this Section 7.4 and elsewhere in this Agreement, none of the General Partner or its Affiliates shall be compensated for its services as a general partner or managing member of any Group Member.
     (b) Subject to any applicable limitations contained in the Administrative Services Agreement, the General Partner or EPCO, without duplication, shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including amounts incurred by EPCO under the Administrative Services Agreement and including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or the General Partner in the discharge of its duties to the Partnership), and (ii) all other expenses allocable to the Partnership or otherwise incurred in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.
     (c) The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates, or directly to the applicable employees, any Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner or such Affiliate in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliate of Partnership Securities purchased by the General Partner or such Affiliate (on behalf of the applicable employees) from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s Partnership Interest as the General Partner in the Partnership pursuant to Section 4.6.

     7.5 Outside Activities.
     (a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as the general partner of the Partnership and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.
     (b) Except as specifically restricted by the Administrative Services Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law or equity to any Group Member or any Partner. None of any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.
     (c) Subject to the terms of the Administrative Services Agreement and Section 7.5(d), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law or equity to present business opportunities to the Partnership.
     (d) Notwithstanding anything to the contrary in this Agreement or in the Administrative Services Agreement (including provisions relating to opportunities that may be offered by certain Indemnitees in their discretion), the doctrine of corporate opportunity or any analogous doctrine shall not apply to any Indemnitee (including the General Partner), and no Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership; provided that such Indemnitee does not pursue, acquire or direct such opportunity as a result of or using confidential or proprietary information provided by or on behalf of the Partnership to such Indemnitee, other than in accordance with the Administrative Services Agreement.
     (e) The General Partner and each of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights of the General Partner or a Limited Partner, as applicable, relating to such Units or other Partnership Securities. For purposes of this Section 7.5(e), the term “Affiliates” when used with respect to the General Partner shall not include any Group Member.
     7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.
     (a) The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged to the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. Any loan made by the General Partner or its Affiliate to a Group Member the terms of which are approved by Special Approval shall be deemed to meet the requirements of this Section 7.6(a). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term ‘‘Group Member’’ shall include any Affiliate of a Group Member that is controlled by the Group Member.
     (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).
     (c) The General Partner may itself, or may enter into an agreement, in addition to the Administrative Services Agreement, with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to the Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Group Member; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Group Member than those generally being provided to or available from unrelated third parties, or (iii) any transaction that, taking into account the totality of the relationship between the parties involved (including other transactions that may be particularly favorable or advantageous to the Group Member), is equitable to the Group Member. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).
     (d) The Partnership may transfer, and cause other Group Members to transfer, assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.
     (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, a Group Member, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Group Member; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3 and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are objectively demonstrable to be no less favorable to the Group Member than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationship between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Group Member. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Audit and Conflicts Committee, in determining (in connection with Special Approval) whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit and Conflicts Committee determines to be relevant under the circumstances.
     (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

     (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.
7.7 Indemnification.
     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified, upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.
     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units entitled to vote on such matter, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee, and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
     (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interest of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
     (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.
     (j) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 7.7 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.
7.8 Liability of Indemnitees.
     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
     (b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
     (c) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
7.9 Resolution of Conflicts of Interest; Standard of Conduct and Modification of Duties.
     (a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any of its Subsidiaries or any Partner, on the other hand, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, any Group Member Agreement or of any agreement contemplated herein or therein, or of any duty expressed or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership; provided that, any conflict of interest and any resolution of such conflict of interest shall be deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, or (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. The Audit and Conflicts Committee (in connection with a Special Approval) shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership); (iii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iv) any applicable generally accepted accounting or engineering practices or principles; (v) the relative cost of capital of the parties and the consequent rates of return to the equity holders of the parties; and (vi) such additional factors as the Audit and Conflicts Committee determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Audit and Conflicts Committee to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Audit and Conflicts Committee or the General Partner, the resolution, action or terms so made, taken or provided (including granting Special Approval) by the Audit and Conflicts Committee or the General Partner with respect to such matter shall be conclusive and binding on all Persons (including all Partners) and shall not constitute a breach of this Agreement, of the Group Member Agreement or any other agreement contemplated herein or therein, or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation. It shall be presumed that the resolution, action or terms made, taken or provided by the Audit and Conflicts Committee or the General Partner was not made, taken or provided in bad faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such resolution, action or terms, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.
     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interest and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any Subsidiary or any Limited Partner, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and, with respect to clauses (i), (ii) and (iii) of this Section 7.9(b), shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or thereby or under the Delaware Act or any other law, rule or regulation or at equity.
     (c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.
     (d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit the Partnership or any other Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.
     (e) Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee. To the extent that, at law or in equity, an Indemnitee has duties, including fiduciary duties, and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.
     (f) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member, similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
     (g) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution may be considered by the General Partner or its Board of Directors (or any committee thereof, including the Audit and Conflicts Committee) in the context of all similar or related transactions.
7.10 Other Matters Concerning the General Partner.
     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.
     7.11 Purchase or Sale of Partnership Securities. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. Such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly canceled by action of an appropriate officer of the General Partner. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.
     7.12 Registration Rights of the General Partner and its Affiliates.
     (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a) and Section 7.12(b); and provided further, however, that if the Audit and Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request, such right pursuant to this Section 7.12(a) or Section 7.12(b) not to be utilized more than once in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any registration pursuant to the first sentence of this Section 7.12(a), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
     (b) If any Holder holds Partnership Securities that it desires to sell and Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such shelf registration statement have been sold, a “shelf” registration statement covering the Partnership Securities specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Section 7.12(a) and this Section 7.12(b); and provided further, however, that if the Audit and Conflicts Committee determines in good faith that any offering under, or the use of any prospectus forming a part of, the shelf registration statement would be materially detrimental to the Partnership and its Partners because such offering or use would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to suspend such offering or use for a period of not more than six months after receipt of the Holder’s request, such right pursuant to Section 7.12(a) or this Section

7.12(b) not to be utilized more than once in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the shelf registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any shelf registration pursuant to this Section 7.12(b), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such shelf registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any such shelf registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
     (c) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take an action to so include the securities of the Holder once the registration statement is declared effective by the Commission, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(c) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
     (d) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(d) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.
     (e) The provisions of Sections 7.12(a), 7.12(b) and 7.12(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(d) shall continue in effect thereafter.
     (f) The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.
     (g) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.
     7.13 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII
Books, Records, Accounting and Reports
     8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.
     8.2 Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.
     8.3 Reports.
     (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing consolidated financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations and comprehensive income, Partnership equity and cash flows, such statements to be audited by an independent registered accounting firm selected by the General Partner.
     (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the General Partner, such information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.
     (c) Such reports shall contain disclosure indicating that the assets and liabilities of the Partnership Group are separate from the assets and liabilities of EPCO and the other Affiliates of the General Partner.
ARTICLE IX
Tax Matters
     9.1 Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.
     9.2 Tax Elections.
     (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of such Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted for trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.
     (b) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

     9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.
     9.4 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.
ARTICLE X
Admission of Partners
10.1 Admission of Limited Partners.
     (a) By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.1 or the issuance of any Limited Partner Interests in a merger or consolidation pursuant to Article XIV, and except as provided in Section 4.8, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents and waivers contained in this Agreement. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Sections 4.8 and 4.9 hereof.
     (b) The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1 hereof.
     (c) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).
     10.2 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s Partnership Interest as general partner in the Partnership pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner’s Partnership Interest as a general partner in the Partnership pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.
     10.3 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.
ARTICLE XI
Withdrawal or Removal of Partners
     11.1 Withdrawal of the General Partner.
     (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):
     (i) the General Partner voluntarily withdraws from the Partnership by receiving Special Approval and giving notice to the other Partners;
     (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 4.6, following the receipt of Special Approval for such transfer;
     (iii) the General Partner is removed pursuant to Section 11.2;
     (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;
     (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or
     (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.
If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Standard Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal receives Special Approval and is approved by holders holding at least a majority of the Outstanding Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, as the case may be, of any other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a majority of Outstanding Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, as the case may be, of any other Group Members of which the General Partner is a general partner or managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.
     11.2 Removal of the General Partner. The General Partner may be removed if such removal receives Special Approval and is approved by Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, as the case may be, of any other Group Members of which the General Partner is a general partner or managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, as the case may be, of any other Group Members of which the General Partner is a general partner or managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Sections 10.2 and 10.3.
     11.3 Interest of Departing General Partner and Successor General Partner.
     (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist and the Units held by the General Partner and its Affiliates are not voted in favor of such removal, if a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2, the Departing General Partner shall have the option exercisable prior to the effective date of the departure of such Departing General Partner to require its successor to purchase its Partnership Interest as a general partner in the Partnership and any partnership or member interest as the general partner or managing member of any other Group Member, as applicable (collectively, the “Purchased Interest”) in exchange for an amount in cash equal to the fair market value of such Purchased Interest, such amount to be determined and payable as of the effective date of its departure or, if there is not agreement as to the fair market value of such Purchased Interest, within ten (10) days after such agreement is reached. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Purchased Interest for such fair market value of such Purchased Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than the Partnership) for the benefit of the Partnership or the other Group Members.
     For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Purchased Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Purchased Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted for trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.
     (b) If the Purchased Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Purchased Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Purchased Interest of the Departing General Partner to Units will be characterized as if the General Partner (or its transferee) contributed its Purchased Interest to the Partnership in exchange for the newly issued Units.
     (c) If a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to (i) the quotient obtained by dividing (x) the Percentage Interest of the Departing Partner by (y) 100% less the Percentage Interest of the Departing General Partner multiplied by (ii) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to the Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. The successor General

Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be equal to its Percentage Interest.
     11.4 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.
ARTICLE XII
Dissolution and Liquidation
     12.1 Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:
     (a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;
     (b) an election to dissolve the Partnership by the General Partner that receives Special Approval and is approved by the holders of a majority of Outstanding Units;
     (c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or
     (d) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.
     12.2 Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), to the maximum extent permitted by law, within 180 days thereafter, the holders of a majority of Outstanding Units may elect to continue the business of the Partnership on the terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the holders of a majority of Outstanding Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
     (i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
     (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and
     (iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a majority of Outstanding Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) the Partnership would not be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).
     12.3 Liquidator. Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3, necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.
     12.4 Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:
     (a) Disposition of Assets. The assets may be disposed of by public or private sale on such terms as the Liquidator may agree, or the Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if (i) agreed to by the Partner or Partners or (ii) it determines that a sale would be impractical or would cause undue loss to the Partners. Distributions of assets in kind may be made on a non-Pro Rata basis to the Partners if the Liquidator determines in good faith that such non-Pro Rata treatment is fair and reasonable to the Partners as whole; provided, that any such in-kind distribution shall be deemed fair and reasonable if approved by Special Approval. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners.
     (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment (or otherwise make reasonable provision for payment of such claims). When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
     (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

     12.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
     12.6 Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.
     12.7 Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.
     12.8 Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative capital balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.
     12.9 Certain Prohibited Acts. Without obtaining Special Approval, the General Partner shall not take any action to cause the Partnership to (i) make or consent to a general assignment for the benefit of the Partnership’s creditors; (ii) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the United States Bankruptcy Code naming the Partnership or otherwise seek, with respect to the Partnership, relief from debts or protection from creditors generally; (iii) file or consent to the filing of a petition or answer seeking for the Partnership a liquidation, dissolution, arrangement, or similar relief under any law; (iv) file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partnership in a proceeding of the type described in clauses (i) – (iii) of this Section 12.9; (v) seek, consent to or acquiesce in the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for all or any substantial portion of its properties; (vi) sell all or substantially all of its assets, except in accordance with Section 7.3(b); (vii) dissolve or liquidate, except in accordance with Article XII; or (viii) merge or consolidate, except in accordance with Article XIV.
ARTICLE XIII
Amendment of Partnership Agreement; Meetings; Record Date
     13.1 Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
     (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;
     (b) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
     (c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that no Group Member will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;
     (d) a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner

Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Common Units are or will be listed or admitted for trading, (iii) to be necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) to be required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
     (e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;
     (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
     (g) an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;
     (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;
     (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;
     (j) an amendment that the General Partner determines to be necessary or appropriate to reflect, account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity other than the Operating Partnership, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;
     (k) an amendment necessary to require Limited Partners to provide a statement, certification or other proof to the Partnership regarding whether such Limited Partner is subject to United States federal income taxation on the income generated by the Partnership;
     (l) a merger or conveyance pursuant to Section 14.3(d); or
     (m) any other amendments substantially similar to the foregoing.
     13.2 Amendment Procedures. Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided, however that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment to the fullest extent permitted by law, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and the holders of a majority of Outstanding Units, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments. Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment of (i) the definitions of “Audit and Conflicts Committee” or “Special Approval”, (ii) Section 2.9, (iii) Section 4.6, (iv) Section 7.3, (v) Section 7.9(a), (vi) Section 8.3(c), (vii) Section 10.2, (viii) Section 12.9; (ix) Section 14.3 or (x) this Section 13.2 or any other provision of this Agreement requiring that Special Approval be obtained as a condition to any action, shall be effective without first obtaining Special Approval.
     13.3 Amendment Requirements.
     (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.
     (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c) or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.
     (c) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.
     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Act.
     (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

     13.4 Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
     13.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.
     13.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed or admitted for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.
     13.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.
     13.8 Waiver of Notice. Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.
     13.9 Quorum. The holders of a majority of the Outstanding Units of the class or classes (or if such class has not been so designated into Units, a majority of the Outstanding Limited Partner Interests of such class) for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units or Outstanding Limited Partner Interests specified in this Agreement (including Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units (or if such class has not been so designated into Units, a majority of the Outstanding Limited Partner Interests of such class or classes) entitled to vote at such meeting (including Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.
     13.10 Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies, the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting and the adjournment of the meeting to another time or place (whether or not a quorum is present). The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. Unless otherwise limited by the General Partner in designating the chairman, the chairman of any meeting shall also have the authority to adjourn the meeting to another time or place. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.
     13.11 Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed or admitted for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.
     13.12 Voting and Other Rights.
     (a) Only those Record Holders of the applicable Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the applicable Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such applicable Outstanding Limited Partner Interests. Except as otherwise provided herein or pursuant to the designation of the terms of additional Partnership Securities pursuant to Section 5.6, references in this Agreement to the votes, consents or acts of holders of the Outstanding Units shall be deemed to refer to such holders voting, consenting or acting as a single class, with each Unit entitled to one vote.
     (b) With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
ARTICLE XIV
Merger, Consolidation or Conversion
     14.1 Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited and including a limited liability partnership), or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”) in accordance with this Article XIV.
     14.2 Procedure for Merger, Consolidation or Conversion. Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner and Special Approval, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.
     (a) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:
     (i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;
     (ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
     (iii) the terms and conditions of the proposed merger or consolidation;
     (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (x) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (y) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
     (v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
     (vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed at a date or time certain); and
     (vii) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.
     (b) If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:
     (i) the name of the converting entity and the converted entity;
     (ii) a statement that the Partnership is continuing its existence in the organizational form of the converted entity;
     (iii) a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;
     (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;
     (v) in an attachment or exhibit, the certificate of limited partnership of the Partnership; and
     (vi) in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;
     (vii) the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and
     (viii) such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

14.3 Approval by Limited Partners.
     (a) Except as provided in Section 14.3(d) and Section 14.3(e), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, shall direct that the Merger Agreement or the Plan of Conversion be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.
     (b) Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion shall be approved upon receiving the affirmative vote or consent of the holders of a majority of Outstanding Units.
     (c) Except as provided in Section 14.3(d) and Section 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.
     (d) Notwithstanding anything else contained in this Agreement, the General Partner is permitted without Limited Partner approval, to (i) convert the Partnership or any other Group Member into a new limited liability entity or (ii) merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member, provided that in each such case (A) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any member of the Partnership Group or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity, (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with rights and obligations that are, in all material respects, the same rights and obligations of the Limited Partners and the General Partner hereunder and (D) the organizational documents of the new entity and of the new entity’s general partner, manager, board of directors or other Person exercising management and decision-making control over the new entity recognize and provide for, respectively, the establishment of an “Audit and Conflicts Committee” and the other matters described in Section 4.6(c)(iv).
     (e) Additionally, notwithstanding anything else contained in this Agreement, the General Partner is permitted, without Limited Partner approval or Special Approval, to merge or consolidate the Partnership with or into another entity if (A) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Partnership is the Surviving Business Entity in such merger or consolidation, (D) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, (E) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation, and (F) Section 4.6(c)(iv) is not affected thereby.

     14.4 Certificate of Merger. Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.
     14.5 Effect of Merger, Consolidation or Conversion
          (a) At the effective time of the certificate of merger:
     (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
     (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
     (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
     (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
          (b) At the effective time of the articles of conversion:
     (i) the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;
     (ii) all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;
     (iii) all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;
     (iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;
     (v) a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and
     (vi) the Partnership Units that are to be converted into partnership interests,             shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

     (c) A merger, consolidation or conversion effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.
     14.6 Amendment of Partnership Agreement. Pursuant to Section 17-211(g) of the Delaware Act and the terms of this Article XIV, an agreement of merger or consolidation approved in accordance with Section 17-211(b) of the Delaware Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.6 shall be effective at the effective time or date of the merger or consolidation.
ARTICLE XV
Right to Acquire Limited Partner Interests
     15.1 Right to Acquire Limited Partner Interests.
     (a) Notwithstanding any other provision of this Agreement, if at any time less than 20% of the total Limited Partner Interests of any class then Outstanding is held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per limited partner interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
     (b) If the General Partner elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).
     (c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

ARTICLE XVI
General Provisions
     16.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
     16.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
     16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     16.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     16.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
     16.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
     16.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.1(a) without execution hereof.
     16.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
     16.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     16.10 Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

DEP HOLDINGS, LLC

By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution pursuant to Section 10.1(a) hereof.

By: DEP HOLDINGS, LLC

General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6.

By:	/s/ Richard H. Bachmann
Richard H. Bachmann
President and Chief Executive Officer

Attachment I
DEFINED TERMS
     “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(c)(i) or 6.1(c)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a General Partner Interest, a Common Unit or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such General Partner Interest, Common Unit or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Interest, Common Unit or other interest was first issued.
     “Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii). Once an Adjusted Property is deemed contributed to a new partnership in exchange for an interest in the new partnership, followed by the deemed liquidation of the Partnership for federal income tax purposes upon a termination of the Partnership pursuant to Treasury Regulation Section 1.708-(b)(1)(iv), such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).
     “Administrative Services Agreement” means the Fourth Amended and Restated Administrative Services Agreement, dated as of January 30, 2007, but effective as of February 5, 2007, by and among EPCO, EPE, the EPE GP, the MLP, Enterprise OLP, the MLP General Partner, Enterprise OLP GP, the Partnership, the General Partner, the Operating Partnership, the Operating General Partner, TEPPCO, the TEPPCO General Partner and certain other parties thereto, as it may be amended, supplemented or restated from time to time.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Person shall only be considered an “Affiliate” of the General Partner if (i) such Person owns, directly or indirectly, 50% or more of the voting securities of the General Partner or otherwise possesses the sole power to direct or cause the direction of the management and policies of the General Partner or (ii) such Person is under common control with the Person in clause (i).
     “Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
     “Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
     “Agreement” means this Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P., as it may be amended, supplemented or restated from time to time.

     “Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
     “Audit and Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of three or more directors who meet the independence, qualification and experience requirements established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the New York Stock Exchange.
     “Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
     (a) all cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter, less
     (b) the amount of any cash reserves established by the General Partner (i) to provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) to comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party of by which it is bound or its assets are subject or (iii) to provide funds for distributions under Section 6.3 in respect to any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.
          Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
     “Board of Directors” means, with respect to the Board of Directors of the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of the general partner of the General Partner.
     “Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
     “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.
     “Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of a General Partner Interest, a Common Unit or any other Partnership Interest shall be the amount which such Capital Account would be if such General Partner Interest, Common Unit or other Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Interest, Common Unit or other Partnership Interest was first issued.
     “Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.
     “Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
     “Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as general partner of the Partnership.
     “Certificate” means (a) a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units, or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.
     “Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.
     “Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.
     “Claim” has the meaning assigned to such term in Section 7.12(c).
     “Closing Date” means the first date on which the Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.
     “Closing Price” has the meaning assigned to such term in Section 15.1(a).
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time and as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and of the General Partner (exclusive of its interest as a holder of a General Partner Interest) and having the rights and obligations specified with respect to Common Units in this Agreement.
     “Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
     “Contribution Agreement” means the Contribution, Conveyance and Assignment Agreement by and among Enterprise OLP, the Partnership, the General Partner, the OLP and the Operating General Partner dated as of the date of this Agreement.
     “Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(b)(ix).
     “Current Market Price” has the meaning assigned to such term in Section 15.1(a).
     “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     “Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.
     “Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.
     “Duncan” means, collectively, individually or in any combination, Dan L. Duncan, his wife, descendants, heirs and/or legatees and/or distributees of Dan L. Duncan’s estate, and/or trusts established for the benefit of his wife, descendants, such legatees and/or distributees and/or their respective descendants, heirs, legatees and distributees.
     “Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
     “Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein, as determined by the General Partner.
     “Enterprise OLP” means Enterprise Products Operating L.P., a Delaware limited partnership, and its successors and permitted assignees.
     “Enterprise OLP GP” means Enterprise Products OLP GP, Inc., a Delaware corporation and wholly owned subsidiary of the MLP, and any successors and permitted assigns as the general partner of the Enterprise OLP.
     “EPCO” means EPCO, Inc. (formerly, Enterprise Products Company), a Texas Subchapter S corporation.
     “EPE” means Enterprise GP Holdings L.P., a Delaware limited partnership, and any successors thereto.
     “EPE GP” means EPE Holdings LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of EPE.
     “Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).
     “General Partner” means DEP Holdings, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).
     “General Partner Interest” means the management and ownership interest, if any, of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which may be evidenced by Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.
     “General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest, which are used solely as a notional amount for purposes of making calculations under this Agreement with respect to determining a Percentage Interest. A General Partner Unit is not a Unit.
     “Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.
     “Group Member” means a member of the Partnership Group.
     “Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
     “Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).
     “Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).
     “Indemnitee” means (a) the General Partner, any Departing General Partner and any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (b) any Person who is or was a member, director, officer, fiduciary or trustee of a Group Member, (c) any Person who is or was an officer, member, partner, director or trustee of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner, or any Affiliate of any such Person and (d) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any such Affiliate as a director, officer, member, partner, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for- services basis, trustee, fiduciary or custodial services, or (e) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.
     “Initial Common Units” means the Common Units sold in the Initial Offering.
     “Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.
     “Initial Operating Subsidiaries” means (1) Mont Belvieu Caverns, LLC, a Delaware limited liability company and successor of Mont Belvieu Caverns, LP, a Delaware limited partnership, (2) South Texas NGL Pipelines, LLC, a Delaware limited liability company, (3) Acadian Gas, LLC, a Delaware limited liability company, (4) Sabine Propylene Pipeline, L.P., a Delaware limited partnership, and (5) Enterprise Lou-Tex Propylene Pipeline, L.P., a Delaware limited partnership.
     “Issue Price” means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.
     “Limited Partner” means, unless the context otherwise requires, Enterprise OLP as the initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement, each additional Limited Partner and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.
     “Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.
     “Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.
     “Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.
     “Merger Agreement” has the meaning assigned to such term in Section 14.1.
     “MLP” means Enterprise Products Partners L.P., a Delaware limited partnership, and any successors thereto.

     “MLP General Partner” means Enterprise Products GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the MLP.
     “MLP Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the MLP, as it may be amended or restated from time to time.
     “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act or The Nasdaq National Market or any successor thereto.
     “Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.
     “Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).
     “Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).
     “Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(c).
     “Net Termination Loss” means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(c).
     “Non-citizen Assignee” means a Person whom the General Partner has determined does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become substituted as the limited partner, pursuant to Section 4.8.
     “Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
     “Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
     “Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
     “Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b) hereof.

     “Organizational Limited Partner” means Enterprise OLP.
     “Omnibus Agreement” means the Omnibus Agreement by and among Enterprise OLP, the General Partner, the Partnership, the Operating Partnership, the Operating General Partner and the Initial Operating Subsidiaries dated as of the date of this Agreement.
     “Operating General Partner” means DEP OLPGP, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, and any successors and permitted assigns as the general partner of the Operating Partnership.
     “Operating Partnership” means DEP Operating Partnership, L.P., a Delaware limited partnership, and any successors thereto.
     “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.
     “Option Closing Date” has the meaning assigned to such term in the Underwriting Agreement.
     “Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that, with respect to Partnership Securities, if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the approval of the prior Board of Directors of the General Partner.
     “Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.
     “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
     “Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
     “Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.
     “Partners” means the General Partner and the Limited Partners.
     “Partnership” means Duncan Energy Partners L.P., a Delaware limited partnership, and any successors thereto.
     “Partnership Group” means the Partnership, the Operating General Partner, the Operating Partnership and any Subsidiary of any of these entities, treated as a single consolidated entity.
     “Partnership Interest” means an ownership interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

     “Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
     “Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to any equity interest in the Partnership), including Units.
     “Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units and as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner or the number of Units held by such Unitholder, as the case may be, by (B) the total number of Outstanding Units and all General Partner Units, and (b) as to holders of other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as part of such issuance.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Plan of Conversion” has the meaning ascribed thereto in Section 14.1.
     “Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when modifying Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their respective Percentage Interests.
     “Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.
     “Purchased Interest” has the meaning assigned to such term in Section 11.3(a).
     “Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Closing Date, the portion of such fiscal quarter after the Closing Date.
     “Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
     “Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
     “Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.
     “Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.
     “Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-138371) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.
     “Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(a) or 6.1(b)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii), 6.1(c)(vi) or 6.1(c)(viii).

     “Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.
     “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.
     “Special Approval” means approval by a majority of the members of the Audit and Conflicts Committee.
     “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the partnership interests of such partnership or membership interests of such limited liability company (considering all of the partnership interests or membership interests as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
     “Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).
     “TEPPCO” means TEPPCO Partners, L.P., a Delaware limited partnership, and any successors thereto.
     “TEPPCO General Partner” means Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company, and any successors thereto.
     “Trading Day” has the meaning assigned to such term in Section 15.1(a).
     “transfer” has the meaning assigned to such term in Section 4.4(a).
     “Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Units and as may be appointed from time to time by the Partnership to act as registrar and transfer agent for any other Partnership Securities; provided, that if no Transfer Agent is specifically designated for any such other Partnership Securities, the General Partner shall act in such capacity.
     “Underwriter” means each Person named as an underwriter in Schedule 1 to the Underwriting Agreement who purchases Common Units pursuant thereto.
     “Underwriting Agreement” means the Underwriting Agreement dated January 30, 2007, among the Underwriters, the Partnership and certain other parties, providing for the purchase of Common Units by such Underwriters.
     “Unit” means a Partnership Security that is designated as a ‘‘Unit’’ and shall include Common Units but shall not include a General Partner Interest; provided, that each Common Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Limited Partners holding Common Units as each other Common Unit.
     “Unitholders” means the holders of Units.
     “Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b)

the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).
     “Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).
     “U.S. GAAP” means United States generally accepted accounting principles consistently applied.
     “Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

EXHIBIT A
FORM OF CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS IN

NUMBER	UNITS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. AND JERSEY CITY, N.J.	CUSIP 265026 10 4 SEE REVERSE FOR CERTAIN DEFINITIONS
DUNCAN ENERGY PARTNERS L.P.
A LIMITED PARTNERSHIP FORMED UNDER THE LAWS OF DELAWARE
     In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Duncan Energy Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Duncan Energy Partners L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that [           ] (the “Holder”) is the registered owner of Common Units representing Limited Partner Interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1100 Louisiana Street, 10th Floor, Houston, Texas, 77002 or such other address as may be specified by notice under the Partnership Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement, and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
     THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF DUNCAN ENERGY PARTNERS L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF DUNCAN ENERGY PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE DUNCAN ENERGY PARTNERS L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). DEP HOLDINGS, LLC, THE GENERAL PARTNER OF DUNCAN ENERGY PARTNERS L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF DUNCAN ENERGY PARTNERS L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING

Exhibit A-1

THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws thereof.
     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

Duncan Energy Partners L.P., By: DEP Holdings, LLC, its general partner

Countersigned and Registered by:

By:

Mellon Investor Services LLC as Transfer Agent and Registrar		Richard H. Bachmann President and Chief Executive Officer

By:	By:

Authorized Signature		Stephanie Hildebrandt Secretary

Exhibit A-2

Reverse of Certificate
ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT—	as tenants by the entireties	Custodian (Cust) (Minor)

JT TEN—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to Minors Act (State)
     Additional abbreviations, though not in the above list, may also be used.
ASSIGNMENT OF COMMON UNITS
IN
DUNCAN ENERGY PARTNERS L.P.
FOR VALUE RECEIVED,                                          hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

                     Common Units representing Limited Partner Interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                                                         as its attorney-in-fact with full power of substitution to transfer the same on the books of Duncan Energy Partners L.P.

Date:	NOTE: The signature to any endorsement hereon must
correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)

(Signature)
No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration of transfer.

Exhibit A-3